Exhibit 99.1

FOR IMMEDIATE RELEASE:      September 30, 2009

Key Technology Announces Recent Initiatives and Other Events
•	Global workforce and cost reductions
•	No further investment in Proditec
•	$8.2M of orders received under previously announced agreement
•	Market successes with new products

Walla Walla, WA – Key Technology, Inc. (Nasdaq: KTEC) announced today that it is taking actions to reduce costs and position the Company for fiscal 2010.  These initiatives include a planned reduction of 7% of its global workforce initiated September 30, 2009.  The Company estimates that it will take an $875,000 pre-tax charge against earnings for termination benefits related to the workforce reduction in the fourth quarter of fiscal 2009.  These workforce and other cost reductions will primarily affect staffing levels and costs in operating expense areas.

David Camp, President and Chief Executive Officer of the Company, commented, “We believe these reductions will better position the Company to meet our objectives for fiscal 2010 while maintaining the necessary infrastructure to be responsive to our customers' requirements and future expectations.”

The Company also announced it will not exercise its option to purchase the additional 85% of Proditec SAS which accompanied its minority investment in Proditec previously announced in March 2009.  The Company estimates that it will record approximately $225,000 in pre-tax charges against earnings in the fourth quarter of fiscal 2009 in connection with its minority investment. The Company is integrating the operations of its SYMETIX® business unit into the overall Company operational areas to optimize utilization of resources.

Camp stated, “The Company does not believe that the timing is right to exercise the Proditec purchase option.  We will continue to focus on selling our current line of pharmaceutical/nutraceutical products.  We have received our first order for our new VeriSym® inspection system and have two additional Beta site installations scheduled in the next quarter.  The Company will continue to focus this product on specific softgel and tablet applications.”

Camp commented, “While the economic climate remains challenging, we are encouraged that we are beginning to realize benefit from our strategic investment in new product development.  In the fourth quarter of fiscal 2009, we received approximately $8.2 million in orders from a leading North American vegetable processor, most of which are expected to ship in the second quarter of fiscal 2010.  A significant portion of these orders is for the Company’s new Manta® optical inspection system.  We also received our first order from a significant customer for an Optyx® WPS, our newly-introduced camera/laser sorter with three-way ejection technology.  In addition, we continue to strengthen our alliance partnerships, including a recent distribution agreement with Hauni Maschinenbau AG, which gives Hauni exclusive rights to market our products in the tobacco industry worldwide and makes Key Hauni’s sole supplier of optical sorting equipment for the tobacco industry.”

The Company estimates that orders and ending backlog for the fourth fiscal quarter of 2009 are both anticipated to be approximately $31 million, with a significant portion of the backlog not currently scheduled for shipment until the second quarter of fiscal 2010. The Company presently anticipates that its net sales for the fourth quarter of fiscal 2009 will be reasonably consistent with the net sales for the third fiscal quarter of fiscal 2009.  Net earnings from operations for the fourth quarter, however, excluding the restructuring and valuation charges to be taken in the quarter, are still expected to be below third quarter results.

Camp concluded, “While the uncertainty of the current economic climate and the resulting changes in customer purchasing cycles remain, we believe that our cost reduction initiatives and fourth quarter order  volume, as well as market feedback on our fiscal 2009 product introductions, positively position the Company for fiscal 2010.”

The Company will announce on Thursday, November 12, 2009 its fourth quarter and year-end results for the period ending September 30, 2009.

About Key Technology

Key Technology, Inc., headquartered in Walla Walla, Washington, is a worldwide leader in the design and manufacture of process automation systems for the food processing, industrial and pharmaceutical markets.  The Company’s products integrate electro-optical inspection and sorting, specialized conveying and product preparation equipment, which allow processors to improve quality, increase yield and reduce cost.  Key has manufacturing facilities in Washington, Oregon, and the Netherlands, and worldwide sales and service coverage.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  The forward-looking statements in this release address future financial and operating results.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:
•	current worldwide economic conditions may adversely affect the Company’s business and results of operations, and the business of the Company’s customers;
•	adverse economic conditions, particularly in the food processing industry, either globally or regionally, may adversely affect the Company's revenues;
•	the loss of any of the Company’s significant customers could reduce the Company’s revenues and profitability;
•	the Company is subject to pricing pressure from its larger customers which may reduce the Company’s profitability;
•	the failure of any of the Company's independent sales representatives to perform as expected would harm the Company's net sales;
•	the Company may make acquisitions that could disrupt the Company’s operations and harm the Company’s operating results;
•	the Company's international operations subject the Company to a number of risks that could adversely affect the Company’s revenues, operating results and growth;
•	competition and advances in technology may adversely affect sales, prices and the marketability of the Company’s products;
•	failure of the Company’s new products to compete successfully in either existing or new markets;
•	the Company's inability to retain and recruit experienced personnel may adversely affect the Company’s business and prospects for growth;
•	the loss of members of the Company’s management team could substantially disrupt the Company’s business operations;
•	the inability of the Company to protect the Company’s intellectual property, especially as the Company expands geographically, may adversely affect the Company’s competitive advantage;
•
intellectual property-related litigation expenses and other costs resulting from infringement claims asserted against the Company by third parties may adversely affect the Company’s results of operations and the Company’s customer relations;

•	the Company's dependence on certain suppliers may leave the Company temporarily without adequate access to raw materials or products;
•	the limited availability and possible cost fluctuations of materials used in the Company’s products could adversely affect the Company’s gross profits; and
•	the price of the Company's common stock may fluctuate significantly and this may make it difficult for shareholders to resell common stock when they want or at prices they find attractive.

For a detailed discussion of these and other cautionary statements, please refer to the Company's filings with the Securities and Exchange Commission, particularly Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2008.

Note:  News releases and other information about Key Technology, Inc. can be accessed at www.key.net.

CONTACT:	Key Technology, Inc., Walla Walla, Washington
David Camp, President and Chief Executive Officer – 509-529-2161